EXHIBIT 99.1

WisdomTree Announces First Quarter 2016 Results

$0.09 diluted EPS for the quarter

Declares $0.08 quarterly dividend

Buyback authorization increased by $60 million to $100 million

New York, NY – (GlobeNewswire) – April 29, 2016 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $12.1 million or $0.09 diluted EPS in the first quarter. This compares to $12.1 million in the first quarter of last year and $20.5 million in the fourth quarter of 2015.

WisdomTree CEO and President Jonathan Steinberg said, “Against a backdrop of equity and currency market headwinds, our largest Japan and European based exposures experienced outflows in the first quarter, in line with market sentiment. However, despite this difficult operating environment we achieved solid financial results underscoring the efficiency and durability of our business model. As a reflection of our financial strength, WisdomTree’s Board approved a $60 million increase to our share repurchase program to a total amount of $100 million.”

Mr. Steinberg added, “We are continuing to build on our market leadership position and invest in initiatives for future growth, including expanding our product footprint with 29 new U.S. ETF listings across equities, fixed income, commodities and alternatives since the start of 2015. Not only are we competing in new categories like Liquid Alts and U.S. Fixed Income, we are deepening our distribution capabilities while expanding and diversifying the client channels and markets in which we compete.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,
Operating Highlights	2016	2015	2015	2015	2015
U.S. listed ETFs ($, in billions):
AUM	$44.3	$51.6	$55.8	(14.3%)	(20.6%)
Net inflows/(outflows)	($5.4)	($2.6)	$13.5	n/a	n/a
Average AUM	$45.5	$56.6	$46.4	(19.7%)	(2.0%)
Average advisory fee	0.52%	0.52%	0.52%	—	—
Market share of industry inflows	n/a	n/a	24.4%	n/a	n/a

European listed ETPs ($, in millions):
AUM	$885.0	$773.9	$334.6	14.4%	164.4%
Net inflows	$193.3	$205.3	$174.2	(5.8%)	11.0%
Average advisory fee	0.68%	0.70%	0.75%	-0.02	-0.07

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Total revenues	$60.9	$76.5	$60.1	(20.4%)	1.2%
Pre-tax income	$21.7	$35.7	$21.0	(39.3%)	3.1%
Net income	$12.1	$20.5	$12.1	(41.2%)	0.1%
Diluted earnings per share	$0.09	$0.15	$0.09	$-0.06	—
Pre-tax margin	35.6%	46.7%	35.0%	-11.1	+0.6

U.S. listed ETFs
Gross margin[1] (non-GAAP)	82.9%	85.6%	83.2%	-2.7	-0.03
Pre-tax margin	40.7%	52.1%	38.3%	-11.4	+2.4

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On February 15, 2016, the Company announced it commenced operations in Japan

•	On February 24, 2016, the Company announced the launch of the WisdomTree CBOE S&P 500 PutWrite Strategy Fund (PUTW)

•	On March 1, 2016, the Company announced it won six Fund Action ETF Performance Awards

•	On March 24, 2016, the Company announced CEO Jonathan Steinberg received the ETF.com Lifetime Achievement Award

•	On March 29, 2016, the Company named Joseph Grogan Head of U.S. Institutional Distribution

•	On April 7, 2016, the Company announced the launch of the WisdomTree Emerging Markets Dividend Fund (DVEM) and the WisdomTree International Quality Dividend Growth Fund (IQDG)

•	On April 22, 2016, the Company announced plans to launch ETFs in Canada

•	On April 27, 2016, the Company announced the launch of its Fundamental U.S. Corporate Bond ETF Suite: the WisdomTree Fundamental U.S. Corporate Bond Fund (WFIG), the WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund (SFIG), the WisdomTree Fundamental U.S. High Yield Corporate Bond Fund (WFHY) and the WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund (SFHY)

•	WisdomTree Europe:

•	Launched the WisdomTree Emerging Asia Equity Income UCITS ETF (DEMA) and multiple currency hedged share classes of flagship global funds: DXJ, HEDJ and DXGP, in Switzerland on the SIX Swiss Exchange on February 4, 2016

•	Announced it was named Best Smart Beta Provider and Most Innovative European ETN Provider by etfexpress on February 29, 2016

•	Announced the Boost short & leveraged ETP range hits new trading volume record in February of $1.5 billion on March 7, 2016

•	Celebrated 1st anniversary of European UCITS ETF platform launch in Germany on February 25, 2016 and in Switzerland on March 10, 2016

•	Launched one volatility and two emerging markets Boost ETPs in Italy on the Borsa Italiana on March 17, 2016

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) were $44.3 billion at March 31, 2016, down 14.3% from December 31, 2015 primarily due to $5.4 billion of net outflows and $2.2 billion of negative market movement. U.S. listed AUM was down 20.6% from March 31, 2015 primarily due to net outflows.

European listed AUM was $885.0 million at March 31, 2016, up 14.4% from December 31, 2015 primarily due to $193.3 million of net inflows. European listed AUM was up 164.4% from March 31, 2015 primarily due to net inflows.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 94% of the $43.3 billion invested in our ETFs and 67% (47 of 70) of our ETFs outperformed their comparable Morningstar average since inception as of March 31, 2016.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

First Quarter Financial Discussion

Revenues

Total revenues increased 1.2% to $60.9 million as compared to the first quarter of 2015 primarily due to inflows in European listed products, partly offset by lower revenues in our U.S. listed ETFs. Revenues decreased 20.4% compared to the fourth quarter of 2015 due to net outflows, primarily in our two largest ETFs, as well as negative market movement from the extreme volatility the markets experienced at the beginning of the year. Our average advisory fee remained at 0.52% during these periods.

Margins

Gross margin for our U.S. listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 82.9% in the first quarter of 2016 as compared to 83.2% in the first quarter of 2015 and 85.6% in the fourth quarter of 2015. The decline over these periods was due to lower average AUM as well the costs due to additional ETF launches.

Pre-tax margin was 35.6% in the first quarter of 2016 as compared to 35.0% in the first quarter of 2015 and 46.7% in the fourth quarter of 2015. Pre-tax margin for our U.S. listed ETF business was 40.7% in the first quarter of 2016 as compared to 38.3% in the first quarter of 2015 and 52.1% in the fourth quarter of 2015.

Expenses

Total expenses increased slightly from the first quarter of 2015 as lower compensation almost entirely offset increases in our other operating expenses. Total expenses declined 3.9% compared to the fourth quarter of 2015 as lower operating expenses were partly offset by higher marketing costs.

•	Compensation and benefits expense declined 22.3% from the first quarter of 2015 to $15.2 million due to lower accrued incentive compensation relating to outflows we experienced in the quarter partly offset by higher headcount related expenses to support our growth, higher stock based compensation due to equity awards we granted as part of 2015 incentive compensation and seasonally higher payroll taxes due to bonus payments. Our headcount was 146 in the U.S. and 191 globally at the end of the quarter.

This expense declined 2.1% from the fourth quarter of 2015 as lower accrued incentive compensation was partly offset by higher seasonal taxes due to bonus payments in the quarter and higher headcount related expenses.

•	Fund management and administration expense decreased 1.2% from the first quarter of 2015 primarily due to lower fund costs for our U.S. listed ETF business partly offset by additional fund launches by our European business. This expense declined 7.7% compared to the fourth quarter of 2015 due to one-time related fund costs for our European business in the fourth quarter of last year as well as lower U.S. listed fees due to lower average AUM. We had 93 U.S. listed ETFs and 89 ETPs at the end of the quarter.

•	Marketing and advertising expense increased 24.6% from the first quarter of 2015 and 23.9% from the fourth quarter of 2015 to $3.8 million primarily due to higher levels of advertising related activities to support our growth.

•	Sales and business development expense increased 28.8% from the first quarter of 2015 to $2.4 million primarily due to higher spending for sales and product development related initiatives. This expense declined 11.8% compared to the fourth quarter of 2015 due to lower product development related expenses.

•	Professional and consulting fees increased 93.8% from the first quarter of 2015 and 16.7% compared to the fourth quarter of 2015 to $2.8 million due to higher corporate consulting related services and fees associated with our acquisition of the GreenHaven family of commodity ETFs.

•	Occupancy, communications and equipment expense increased 33.1% from the first quarter of 2015 to $1.2 million primarily due to technology equipment initiatives and higher costs for our office space in London. This expense was relatively unchanged compared to the fourth quarter of 2015.

•	Depreciation and amortization expense increased 43.6% from the first quarter of 2015 to $0.3 million primarily due to higher amortization for leasehold improvements to our office space. This expense was essentially unchanged from the fourth quarter of 2015.

•	Third-party sharing arrangements expense increased to $0.9 million in the first quarter of 2016 from $0.3 million in the first quarter of 2015 due to higher fees to our third party marketing agent in Latin America. This expense declined 23.0% from the fourth quarter of 2015 due to one-time expenses in the previous quarter for our Latin America marketing agent.

•	Acquisition contingent payment expense was $0.7 million in the first quarter of 2016. This expense represents the change in the fair value of the buyout obligation we have to the former shareholders of our European ETP business, which we acquired in April 2014. The buyout obligation is based on a formula that takes into account the AUM in the business, its profitability levels and the trading multiple of our common stock.

•	Other expense increased 32.1% from the first quarter of 2015 to $1.6 million due to higher general and administrative expenses. This expense decreased 10.5% compared to the fourth quarter of 2015 due to lower travel related costs.

•	Income tax expense was $9.6 million for the first quarter of 2016. The effective tax rate on our U.S. listed ETF business was approximately 40% and our overall effective tax rate was approximately 44% due to the non-deductibility of losses in our European ETP business. These losses may be recognized in the future after the European business is profitable.

Balance Sheet

As of March 31, 2016, the Company had total assets of $237.7 million which consisted primarily of cash and cash equivalents of $159.8 million and investments of $22.6 million. There were approximately 134.1 million shares of common stock outstanding as of March 31, 2016. Fully diluted weighted average shares outstanding were 138.4 million for the first quarter.

Quarterly Dividend and Buyback

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on May 25, 2016 to stockholders of record as of the close of business on May 11, 2016.

During the first quarter of 2016, the Company repurchased 3.4 million shares of its common stock for $35.6 million under its share repurchase program. On April 27, 2016, the Board approved a $60 million increase to the share repurchase program and extended the term through April 27, 2019. The total authorized repurchase amount is now $100 million. Purchases under this program will include purchases to offset future equity grants made under the Company’s equity plans and will be made in open market or privately negotiated transactions. This authority may be exercised from time to time and in such amounts as market conditions warrant, and subject to regulatory considerations. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The repurchase program may be suspended or terminated at any time without prior notice.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, April 29, 2016 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	timing of payment of our cash income taxes;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Financial growth in recent years may not provide an accurate representation of the financial growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenues and operating margins.

•	We derive a substantial portion of our revenues from two products – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – and, as a result, our operating results are particularly exposed to the performance of these funds and our ability to maintain the AUM of these funds, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•	Most of our AUM are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenues to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe and Japan (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $44.9 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Contact Information

Investor Relations:

Stuart Bell

+1.917.267.3702

sbell@wisdomtree.com

Media Relations:

Jessica Zaloom / Melissa Chiles

+1.917.267.3735 / +1.917.267.3797

jzaloom@wisdomtree.com / mchiles@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,
	2016	2015	2015	2015	2015
Revenues:
Advisory fees	$60,615	$76,235	$59,869	-20.5%	1.2%
Other income	263	254	272	3.5%	-3.3%

Total revenues	60,878	76,489	60,141	-20.4%	1.2%
Expenses:
Compensation and benefits	15,226	15,551	19,601	-2.1%	-22.3%
Fund management and administration	10,044	10,887	10,168	-7.7%	-1.2%
Marketing and advertising	3,832	3,094	3,076	23.9%	24.6%
Sales and business development	2,447	2,775	1,900	-11.8%	28.8%
Professional and consulting fees	2,835	2,430	1,463	16.7%	93.8%
Occupancy, communications and equipment	1,222	1,255	918	-2.6%	33.1%
Depreciation and amortization	316	310	220	1.9%	43.6%
Third party sharing arrangements	907	1,178	283	-23.0%	220.5%
Acquisition contingent payment	745	1,492	257	-50.1%	189.9%
Other	1,632	1,823	1,235	-10.5%	32.1%

Total expenses	39,206	40,795	39,121	-3.9%	0.2%

Income before taxes	21,672	35,694	21,020	-39.3%	3.1%
Income tax expense	9,600	15,164	8,958	—	—

Net income	$12,072	$20,530	$12,062	-41.2%	0.1%

Net income per share—basic	$0.09	$0.15	$0.09
Net income per share—diluted	$0.09	$0.15	$0.09
Weighted average common shares—basic	137,599	136,772	134,075
Weighted average common shares—diluted	138,424	138,224	137,311

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

NON-GAAP SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	U.S.	European
	Listed	Listed		U.S. Listed Business
	Business	Business	Total				% Change From
	Q1/16	Q1/16	Q1/16	Q1/16	Q4/15	Q1/15	Q4/15	Q1/15
Revenues
Advisory fees	$59,092	$1,523	$60,615	$59,092	$74,791	$59,346	-21.0%	-0.4%
Other income	221	42	263	221	229	234	-3.5%	-5.6%

Total revenues	59,313	1,565	60,878	59,313	75,020	59,580	-20.9%	-0.4%
Expenses
Compensation and benefits	13,677	1,549	15,226	13,677	14,302	18,475	-4.4%	-26.0%
Fund management and administration	9,260	784	10,044	9,260	9,647	9,733	-4.0%	-4.9%
Marketing and advertising	3,510	322	3,832	3,510	2,757	2,952	27.3%	18.9%
Sales and business development	2,362	85	2,447	2,362	2,708	1,865	-12.8%	26.6%
Professional and consulting fees	2,493	342	2,835	2,493	2,228	1,298	11.9%	92.1%
Occupancy, communications and equipment	1,116	106	1,222	1,116	1,141	847	-2.2%	31.8%
Depreciation and amortization	311	5	316	311	305	219	2.0%	42.0%
Third party sharing arrangements	907	—	907	907	1,178	283	-23.0%	220.5%
Acquisition contingent payment	—	745	745	—	—	—	n/a	n/a
Other	1,537	95	1,632	1,537	1,691	1,091	-9.1%	40.9%

Total expenses	35,173	4,033	39,206	35,173	35,957	36,763	-2.2%	-4.3%

Income/(loss) before taxes	24,140	(2,468)	21,672	24,140	39,063	22,817	-38.2%	5.8%
Income tax expense/(benefit)	9,651	(51)	9,600	9,651	15,206	8,987	-36.5%	7.4%

Net income/(loss)	$14,489	$(2,417)	$12,072	$14,489	$23,857	$13,830	-39.3%	4.8%

Pretax margin	40.7%		35.6%
Gross margin	82.9%		82.0%

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$159,761	$210,070
Accounts receivable	20,701	27,576
Other current assets	3,651	2,899

Total current assets	184,113	240,545
Fixed assets, net	12,051	11,974
Investments	22,581	23,689
Deferred tax asset, net	4,717	14,071
Goodwill	3,475	1,676
Intangible assets	9,953	—
Other noncurrent assets	763	738

Total assets	$237,653	$292,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$12,812	$12,971
Compensation and benefits payable	5,075	28,060
Accounts payable and other liabilities	6,093	8,063

Total current liabilities	23,980	49,094
Other noncurrent liabilities:
Acquisition payable	4,687	3,942
Deferred rent payable	5,071	5,155

Total liabilities	33,738	58,191

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 136,465 and 138,415;	1,365	1,384
outstanding: 134,085 and 136,794;
Additional paid-in capital	225,860	257,960
Accumulated other comprehensive income/(loss)	247	(126)
Accumulated deficit	(23,557)	(24,716)

Total stockholders’ equity	203,915	234,502

Total liabilities and stockholders’ equity	$237,653	$292,693

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$12,072	$12,062
Non-cash items included in net income:
Income tax expense	9,219	8,608
Depreciation and amortization	316	220
Stock-based compensation	3,503	2,344
Deferred rent	(68)	(48)
Accretion to interest income and other	9	3
Changes in operating assets and liabilities:
Accounts receivable	7,055	(6,356)
Other assets	(774)	(359)
Acquisition contingent payment	745	257
Fund management and administration payable	(199)	2,640
Compensation and benefits payable	(22,973)	(3,230)
Accounts payable and other liabilities	(2,128)	796

Net cash provided by operating activities	6,777	16,937

Cash flows from investing activities:
Purchase of fixed assets	(336)	(20)
Purchase of investments	—	(8,449)
Acquisition less cash acquired	(11,818)	—
Proceeds from the redemption of investments	1,113	808

Net cash used in investing activities	(11,041)	(7,661)

Cash flows from financing activities:
Dividends paid	(10,913)	(10,799)
Shares repurchased	(35,555)	(14,070)
Proceeds from exercise of stock options	75	2,125

Net cash used in financing activities	(46,393)	(22,744)

Increase/(decrease) in cash flows due to changes in foreign exchange rate	348	(115)

Net decrease in cash and cash equivalents	(50,309)	(13,583)
Cash and cash equivalents—beginning of period	210,070	165,284

Cash and cash equivalents—end of period	$159,761	$151,701

Supplemental disclosure of cash flow information:
Cash paid for taxes	$3,594	$356

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
U.S. LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	51,639	53,047	39,281
Assets acquired	225	—	—
Inflows/(outflows)	(5,359)	(2,601)	13,520
Market appreciation/(depreciation)	(2,249)	1,193	2,957

End of period assets	44,256	51,639	55,758

Average assets during the period	45,475	56,603	46,391
Revenue Days	91	92	90
ETF Industry and Market Share (in billions)
ETF industry net inflows	31.9	90.8	55.5
WisdomTree market share of industry inflows	n/a	n/a	24.4%
International Hedged Equity ETFs (in millions)
Beginning of period assets	33,311	34,608	17,760
Inflows/(outflows)	(5,396)	(1,997)	13,440
Market appreciation/(depreciation)	(2,775)	700	2,725

End of period assets	25,140	33,311	33,925

Average assets during the period	27,846	37,577	24,559
U.S. Equity ETFs (in millions)
Beginning of period assets	8,603	8,247	9,390
Inflows/(outflows)	(8)	(14)	294
Market appreciation	371	370	64

End of period assets	8,966	8,603	9,748

Average assets during the period	8,225	8,733	9,770
International Developed Equity ETFs (in millions)
Beginning of period assets	4,525	4,394	3,988
Inflows/(outflows)	160	(56)	188
Market appreciation/(depreciation)	(32)	187	147

End of period assets	4,653	4,525	4,323

Average assets during the period	4,304	4,592	4,111
Emerging Markets Equity ETFs (in millions)
Beginning of period assets	3,825	4,288	6,187
Outflows	(171)	(418)	(165)
Market appreciation/(depreciation)	149	(45)	46

End of period assets	3,803	3,825	6,068

Average assets during the period	3,476	4,264	6,147
Fixed Income ETFs (in millions)
Beginning of period assets	799	794	1,152
Inflows/(outflows)	(14)	9	(210)
Market appreciation/(depreciation)	43	(4)	(38)

End of period assets	828	799	904

Average assets during the period	788	810	1,018
Alternative Strategy ETFs (in millions)
Beginning of period assets	208	211	205
Assets acquired	225	—	—
Inflows/(outflows)	5	(4)	17
Market appreciation	2	1	3

End of period assets	440	208	225

Average assets during the period	432	207	215
Currency ETFs (in millions)
Beginning of period assets	368	505	599
Inflows/(outflows)	65	(121)	(44)
Market appreciation/(depreciation)	(7)	(16)	10

End of period assets	426	368	565

Average assets during the period	404	420	571

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Average ETF assets during the period
International hedged equity ETFs	61%	66%	53%
U.S. equity ETFs	18%	15%	21%
International developed equity ETFs	9%	8%	9%
Emerging markets equity ETFs	8%	8%	14%
Fixed income ETFs	2%	2%	2%
Currency ETFs	1%	1%	1%
Alternative strategy ETFs	1%	0%	0%

Total	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.88%	0.94%	0.95%
Emerging markets equity ETFs	0.71%	0.71%	0.71%
International developed equity ETFs	0.56%	0.56%	0.56%
International hedged equity ETFs	0.54%	0.54%	0.53%
Currency ETFs	0.50%	0.50%	0.50%
Fixed income ETFs	0.49%	0.51%	0.52%
U.S. equity ETFs	0.35%	0.35%	0.35%

Blended total	0.52%	0.52%	0.52%

Number of ETFs - end of the period
International hedged equity ETFs	23	19	13
International developed equity ETFs	20	20	17
U.S. equity ETFs	15	15	13
Fixed income ETFs	13	13	11
Emerging markets equity ETFs	9	9	8
Alternative strategy ETFs	7	4	2
Currency ETFs	6	6	6

Total	93	86	70

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	437,934	431,259	165,018
Inflows	123,461	153,023	145,381
Market depreciation	(73,326)	(146,348)	(21,598)

End of period assets	488,069	437,934	288,801

Average assets during the period	428,857	445,162	220,479
Average ETP advisory fee during the period	0.84%	0.85%	0.81%
Number of ETPs - end of the period	67	64	57
Total UCITS ETFs (in thousands)
Beginning of period assets	335,938	264,452	16,179
Inflows	69,878	52,271	28,851
Market appreciation/(depreciation)	(8,915)	19,215	816

End of period assets	396,901	335,938	45,846

Average assets during the period	356,814	277,128	29,708
Average ETP advisory fee during the period	0.47%	0.45%	0.40%
Number of ETPs - end of the period	22	19	6
U.S. headcount	146	137	109
Non-U.S. headcount	45	40	27

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include gross margin, gross margin percentage and our operating results for our U.S. and European listed ETF businesses. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues. We disclose the results of our U.S. listed ETF business to allow investors to better compare our results to the prior year as in April 2014, we acquired Boost ETP, a UK based ETP sponsor.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2016	2015	2015
GAAP total revenue	$60,878	$76,489	$60,141
Fund management and administration	(10,044)	(10,887)	(10,168)
Third party sharing arrangements	(907)	(1,178)	(283)

Gross margin	$49,927	$64,424	$49,690

Gross margin percentage	82.0%	84.2%	82.6%

U.S. listed ETFs:
GAAP total revenue	$59,313	$75,020	$59,580
Fund management and administration	(9,260)	(9,647)	(9,733)
Third party sharing arrangements	(907)	(1,178)	(283)

Gross margin	$49,146	$64,195	$49,564

Gross margin percentage	82.9%	85.6%	83.2%